For Immediate Release

Date: Contact: Phone:	April 29, 2015 Roger S. Deacon Chief Financial Officer (215) 775-1435

FOX CHASE BANCORP, INC. REPORTS INCREASED EARNINGS
FOR THE THREE MONTHS ENDED MARCH 31, 2015

HATBORO, PA. April 29, 2015 – Fox Chase Bancorp, Inc. (the “Company”) (NASDAQ GS: FXCB), the holding company for Fox Chase Bank (the “Bank”), today announced net income of $2.3 million, or $0.20 per diluted share, for the three months ended March 31, 2015, compared to net income of $2.0 million, or $0.17 per diluted share, for the three months ended March 31, 2014 and $2.1 million, or $0.19 per diluted share, for the three months ended December 31, 2014.

Commenting on performance for the quarter, Thomas M. Petro, President and CEO said, “The Company’s business fundamentals remained strong as earnings improved and average commercial loan growth exceeded 8%.  A portion of this growth is from higher seasonal line of credit utilization and is expected to normalize later in 2015; however, we expect to see continued loan growth during 2015.   To continue to support our commercial banking strategy, during the quarter the Company completed a comprehensive review of its systems and processes and decided to change its outsourced data processing systems to a new vendor.  This system conversion is expected to be completed in the fourth quarter of 2015, and will provide the Company the ability to be more responsive to customers, deliver the innovative services our customers have come to expect and provide increased productivity.  The pretax expenses related to this initiative were $230,000 in the first quarter of 2015 and are estimated to be approximately $1.1 million to $1.3 million for 2015.  It is our objective to offset as much of these expenses as we can during 2015.”

Highlights for the quarter ended March 31, 2015 included:

●
Total average assets were $1.10 billion for the three months ended March 31, 2015 as compared to $1.06 billion for the three months ended December 31, 2014 and $1.09 billion for the three months ended March 31, 2014.  Total average commercial loans increased by $43.6 million, or 7.6%, to $615.5 million for the three months ended March 31, 2015, compared to $571.9 million for the three months ended December 31, 2014.  Additionally, average commercial loans increased by $49.3 million, or 8.7%, for the three months ended March 31, 2015, compared to $566.2 million for the three months ended March 31, 2014.

●
Assets were $1.12 billion at March 31, 2015 as compared to $1.09 billion at December 31, 2014 and $1.08 billion at March 31, 2014.  Total commercial loans increased by $35.0 million, or 5.8%, to $642.5 million at March 31, 2015, compared to $607.5 at December 31, 2014, and increased $82.9 million, or 14.8%, compared to $559.6 million at March 31, 2014.

●
Nonperforming assets totaled $6.2 million, or 0.55% of total assets, at March 31, 2015 compared to $6.3 million, or 0.57% of total assets, at December 31, 2014 and $8.6 million, or 0.79% of total assets, at March 31, 2014.

●
Return on average assets improved to 0.83% for the three months ended March 31, 2015, compared to 0.79% for the three months ended December 31, 2014 and 0.72% for the three months ended March 31, 2014.

●
Net interest income increased $355,000, or 4.3%, to $8.7 million for the three months ended March 31, 2015, compared to $8.3 million for the three months ended March 31, 2014. The net interest margin was 3.29% for the three months ended March 31, 2015, 3.18% for the three months ended December 31, 2014, and 3.17% for the three months ended March 31, 2014.  During the three months ended March 31, 2015, the Company received a $254,000 special dividend from the FHLB of Pittsburgh, which increased the net interest margin by 0.10%.

●
Credit related costs, which include (i) provision for loan losses, (ii) valuation adjustments on assets acquired through foreclosure and (iii) net (loss) gain on sale of assets acquired through foreclosure, totaled $487,000 for the three months ended March 31, 2015, compared to $305,000 for the three months ended December 31, 2014 and $282,000 for the three months ended March 31, 2014.  Net loan charge-offs totaled $24,000 for the three months ended March 31, 2015, compared to $720,000 for the three months ended December 31, 2014 and $93,000 for the three months ended March 31, 2014.

●
Noninterest income increased $112,000 to $571,000 for the three months ended March 31, 2015 compared to $459,000 for the three months ended March 31, 2014 primarily due to an increase of $73,000 in equity in earnings of affiliate due to higher mortgage volumes and an increase of $32,000 in service charges and other fee income due to increased loan fees.

●
Noninterest expense decreased $228,000, or 3.8%, to $5.8 million for the three months ended March 31, 2015, compared to $6.0 million for the three months ended March 31, 2014.  This decrease was primarily due to a decrease of $291,000 in assets acquired through foreclosure expense as the Company recorded $15,000 in valuation adjustments on assets acquired through foreclosure during the three months ended March 31, 2015 compared to $282,000 during the three months ended March 31, 2014.  The Company also incurred a decrease of $115,000 in professional fees offset by an increase of $188,000 in data processing costs.  The increase in data processing costs was largely due to the decision during the first quarter of 2015 to change outsourced data processing systems.

●
Income tax provision for the three months ended March 31, 2015 includes the reversal of an $182,000 valuation allowance on certain state deferred tax assets. The effective income tax rate for the three months ended March 31, 2015 was 24.2%.  Excluding this reversal, the effective income tax rate for the three months ended March 31, 2015 was 30.3% compared to 29.7% for the three months ended March 31, 2014.

●	During the three months ended March 31, 2015, the Company repurchased 69,800 shares of treasury stock and has approximately 457,000 shares remaining in its’ approved repurchase plan.
●	As of March 31, 2015, the Company and Bank adopted the final rule for the Basel III capital framework and continue to be well-capitalized by all capital measures.

The Company also announced that its Board of Directors declared a cash dividend of $0.14 per outstanding share of common stock. The dividend will be paid on or about May 28, 2015 to stockholders of record as of the close of business on May 14, 2015.

Fox Chase Bancorp, Inc. will host a conference call to discuss first quarter 2015 results on Thursday, April 30, 2015 at 9:00 am EDT.  The general public can access the call by dialing (877) 507-3275.  A replay of the conference call will be available through June 12, 2015 by dialing (877) 344-7529; use Conference ID: 10063905.  Participants may preregister at http://dpregister.com/10063905.

Fox Chase Bancorp, Inc. is the stock holding company of Fox Chase Bank. The Bank is a Pennsylvania state-chartered savings bank originally established in 1867.  The Bank offers traditional banking services and products from its main office in Hatboro, Pennsylvania and nine branch offices in Bucks, Montgomery, Chester and Philadelphia Counties in Pennsylvania and Atlantic and Cape May Counties in New Jersey.  For more information, please visit the Bank’s website at www.foxchasebank.com.

This news release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can generally be identified by the fact that they do not relate strictly to historical or current facts.  They often include words like “believe,” “expect,” “anticipate,” “estimate” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.”  Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results.  These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein.  These risks and uncertainties involve general economic trends, changes in interest rates, loss of deposits and loan demand to other financial institutions, substantial changes in financial markets; changes in real estate value and the real estate market, regulatory changes, possibility of unforeseen events affecting the industry generally, the uncertainties associated with newly developed or acquired operations, the outcome of pending litigation, and market disruptions and other effects of terrorist activities.  The Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required under the rules and regulations of the Securities and Exchange Commission.

CONSOLIDATED STATEMENTS OF OPERATIONS
 (Dollars in Thousands, Except Per Share Data)

	Three Months Ended
	March 31,
	2015	2014
	(Unaudited)
INTEREST INCOME
Interest and fees on loans	$8,139	$8,110
Interest on mortgage related securities	1,603	1,828
Interest and dividends on investment securities	379	120
Other interest income	3	-
Total Interest Income	10,124	10,058
INTEREST EXPENSE
Deposits	715	898
Short-term borrowings	32	25
Federal Home Loan Bank advances	539	570
Other borrowed funds	166	248
Total Interest Expense	1,452	1,741
Net Interest Income	8,672	8,317
Provision for loan losses	472	-
Net Interest Income after Provision for Loan Losses	8,200	8,317
NONINTEREST INCOME
Service charges and other fee income	384	352
Income on bank-owned life insurance	120	117
Equity in earnings of affiliate	40	(33)
Other	27	23
Total Noninterest Income	571	459
NONINTEREST EXPENSE
Salaries, benefits and other compensation	3,719	3,641
Occupancy expense	477	496
Furniture and equipment expense	83	111
Data processing costs	573	385
Professional fees	363	478
Marketing expense	41	41
FDIC premiums	119	165
Assets acquired through foreclosure expense	30	321
Other	360	355
Total Noninterest Expense	5,765	5,993
Income Before Income Taxes	3,006	2,783
Income tax provision	727	827
Net Income	$2,279	$1,956
Earnings per share:
Basic	$0.21	$0.17
Diluted	$0.20	$0.17

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in Thousands, Except Share Data)
	March 31,	December 31,
	2015	2014
	(Unaudited)	(Audited)
ASSETS
Cash and due from banks	$1,000	$2,763
Interest-earning demand deposits in other banks	19,067	14,450
Total cash and cash equivalents	20,067	17,213
Investment securities available-for-sale	13,957	8,388
Investment securities held-to-maturity (fair value of $1,785 at March 31, 2015 and $0 at December 31, 2014)	1,775	-
Mortgage related securities available-for-sale	120,778	125,649
Mortgage related securities held-to-maturity (fair value of $170,307 at
March 31, 2015 and $170,854 at December 31, 2014)	168,225	170,172
Loans, net of allowance for loan losses of $11,178
at March 31, 2015 and $10,730 at December 31, 2014	753,743	724,326
Federal Home Loan Bank stock, at cost	5,015	6,015
Bank-owned life insurance	15,147	15,027
Premises and equipment, net	9,292	9,418
Assets acquired through foreclosure	2,804	2,814
Real estate held for investment	1,620	1,620
Accrued interest receivable	3,286	3,147
Mortgage servicing rights, net	106	111
Deferred tax asset, net	4,286	4,561
Other assets	4,055	6,155
Total Assets	$1,124,156	$1,094,616

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Deposits	$803,029	$711,909
Short-term borrowings	-	50,000
Federal Home Loan Bank advances	110,000	120,000
Other borrowed funds	30,000	30,000
Advances from borrowers for taxes and insurance	1,255	1,447
Accrued interest payable	268	311
Accrued expenses and other liabilities	4,365	5,038
Total Liabilities	948,917	918,705
STOCKHOLDERS' EQUITY
Preferred stock ($.01 par value; 1,000,000 shares authorized,
none issued and outstanding at March 31, 2015 and December 31, 2014)	-	-
Common stock ($.01 par value; 60,000,000 shares authorized,
11,732,991 shares outstanding at March 31, 2015
and 11,802,791 shares outstanding at December 31, 2014)	147	147
Additional paid-in capital	139,264	139,177
Treasury stock, at cost (2,922,372 shares at March 31, 2015 and
2,852,572 at December 31, 2014)	(40,835)	(39,698)
Common stock acquired by benefit plans	(7,646)	(8,056)
Retained earnings	83,643	84,225
Accumulated other comprehensive income, net	666	116
Total Stockholders' Equity	175,239	175,911

Total Liabilities and Stockholders' Equity	$1,124,156	$1,094,616

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA OF THE COMPANY (UNAUDITED)
(Dollars in Thousands, Except Per Share Data)

	March 31,	December 31,	March 31,
	2015	2014	2014
CAPITAL RATIOS:
Stockholders’ equity (to total assets) (1)	15.59%	16.07%	16.13%

Common equity tier 1 capital ratio (to risk-weighted assets) (2)	16.28	N/A	N/A
Tier 1 leverage ratio (to adjusted average assets) (2)	13.04	13.99	12.87
Tier 1 capital ratio (to risk-weighted assets) (2)	16.28	18.97	18.74
Total capital ratio (to risk-weighted assets) (2)	17.34	20.02	19.78

ASSET QUALITY INDICATORS:
Nonperforming Assets:
Nonaccruing loans	$3,374	$3,454	$3,979
Accruing loans past due 90 days or more	-	-	-
Total nonperforming loans	$3,374	$3,454	$3,979
Assets acquired through foreclosure	2,804	2,814	4,574
Total nonperforming assets	$6,178	$6,268	$8,553

Ratio of nonperforming loans to total loans	0.44%	0.47%	0.56%
Ratio of nonperforming assets to total assets	0.55	0.57	0.79
Ratio of allowance for loan losses to total loans	1.46	1.46	1.62
Ratio of allowance for loan losses to nonperforming loans	331.3	310.7	287.4
Troubled Debt Restructurings:
Nonaccruing troubled debt restructurings (3)	$1,349	$1,401	$157
Accruing troubled debt restructurings	4,817	3,624	5,107
Total troubled debt restructurings	$6,166	$5,025	$5,264

Past Due Loans:
30 - 59 days	$653	$113	$829
60 - 89 days	127	145	179
Total	$780	$258	$1,008

  Represents stockholders’ equity ratio of Fox Chase Bancorp, Inc.
(2)  Represents regulatory capital ratios of Fox Chase Bank.
(3)  Nonaccruing troubled debt restructurings are included in total nonaccruing loans above

	At or for the Three Months Ended
	March 31,	December 31,	March 31,
	2015	2014	2014
PERFORMANCE RATIOS (4):
Return on average assets	0.83%	0.79%	0.72%
Return on average equity	5.18	4.76	4.46
Net interest margin	3.29	3.18	3.17
Efficiency ratio (5)	62.2	63.3	65.1
OTHER:
Average commercial loans	$615,474	$571,875	$566,150
Tangible book value per share - Core (6)	$14.88	$14.89	$14.61
Tangible book value per share (7)	$14.94	$14.90	$14.38
Employees (full-time equivalents)	136	138	141

(4)	Annualized
(5)
Represents noninterest expense, excluding valuation adjustments on assets acquired through foreclosure, divided by the sum of net interest income and noninterest income, excluding gains or losses on the sale of securities, premises and equipment and assets acquired through foreclosure.

(6)
Total stockholders’ equity, excluding the impact of accumulated other comprehensive income (loss), net ($666,000 at March 31, 2015, $116,000 at December 31, 2014 and $(2.7 million) at March 31, 2014), divided by total shares outstanding.

(7)	Total stockholders’ equity divided by total shares outstanding. Tangible book value per share and book value per share were the same for all periods indicated.

AVERAGE BALANCE SHEET
(Dollars in Thousands, Unaudited)

	Three Months Ended March 31,
	2015			2014
		Interest			Interest
	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Cost (2)	Balance	Dividends	Cost (2)
Assets:
Interest-earning assets:
Interest-earning demand deposits	$11,550	$3	0.10%	$7,325	$-	0.03%
Mortgage related securities	292,787	1,603	2.19%	317,098	1,828	2.31%
Investment securities	18,262	379	8.31%	18,416	120	2.61%
Loans (1)	742,005	8,139	4.44%	714,983	8,110	4.59%
Allowance for loan losses	(10,777)			(11,603)
Net loans	731,228	8,139		703,380	8,110
Total interest-earning assets	1,053,827	10,124	3.88%	1,046,219	10,058	3.88%
Noninterest-earning assets	42,702			46,457
Total assets	$1,096,529			$1,092,676
Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits	$546,465	$715	0.53%	$573,346	$898	0.64%
Borrowings	190,129	737	1.57%	215,915	843	1.58%
Total interest-bearing liabilities	736,594	1,452	0.80%	789,261	1,741	0.89%
Noninterest-bearing deposits	176,389			119,207
Other noninterest-bearing liabilities	7,442			8,619
Total liabilities	920,425			917,087
Stockholders' equity	175,552			178,266
Accumulated comprehensive income	552			(2,677)
Total stockholders’ equity	176,104			175,589
Total liabilities and stockholders' equity	$1,096,529			$1,092,676

Net interest income		$8,672			$8,317
Interest rate spread			3.08%			2.99%
Net interest margin			3.29%			3.17%

(1)	Nonperforming loans are included in average balance computation.
Yields are not presented on a tax-equivalent basis.

AVERAGE BALANCE SHEET
(Dollars in Thousands, Unaudited)

	Three Months Ended
	March 31, 2015			December 31, 2014
		Interest			Interest
	Average	and	Yield/	Average	and	Yield/
	Balance	Dividends	Cost (2)	Balance	Dividends	Cost (2)
Assets:
Interest-earning assets:
Interest-earning demand deposits	$11,550	$3	0.10%	$12,883	$5	0.14%
Mortgage related securities	292,787	1,603	2.19%	296,457	1,624	2.19%
Investment securities	18,262	379	8.31%	17,715	126	2.84%
Loans (1)	742,005	8,139	4.44%	703,052	8,085	4.57%
Allowance for loan losses	(10,777)			(11,133)
Net loans	731,228	8,139		691,919	8,085
Total interest-earning assets	1,053,827	10,124	3.88%	1,018,974	9,840	3.84%
Noninterest-earning assets	42,702			43,137
Total assets	$1,096,529			$1,062,111
Liabilities and equity:
Interest-bearing liabilities:
Interest-bearing deposits	$546,465	$715	0.53%	$546,781	$761	0.55%
Borrowings	190,129	737	1.57%	194,498	845	1.73%
Total interest-bearing liabilities	736,594	1,452	0.80%	741,279	1,606	0.86%
Noninterest-bearing deposits	176,389			135,746
Other noninterest-bearing liabilities	7,442			7,962
Total liabilities	920,425			884,987
Stockholders' equity	175,552			177,126
Accumulated comprehensive income	552			(2)
Total stockholders’ equity	176,104			177,124
Total liabilities and stockholders' equity	$1,096,529			$1,062,111

Net interest income		$8,672			$8,234
Interest rate spread			3.08%			2.98%
Net interest margin			3.29%			3.18%

Nonperforming loans are included in average balance computation.
Yields are not presented on a tax-equivalent basis.